Exhibit 99.1

Martha Stewart Living Omnimedia Reports Third Quarter 2012 Results

NEW YORK, Nov. 2, 2012 /PRNewswire/ — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the third quarter ended September 30, 2012. The Company reported total revenues for the third quarter of $43.5 million.

Lisa Gersh, President and Chief Executive Officer, said, “Our performance in the quarter was in line with our expectations but not our ambitions for the Company. Including the Publishing segment actions announced yesterday, we have taken actions designed to significantly reduce the cost structure of our print and broadcasting operations this year, an important step toward positioning MSLO for profitable growth. We are transitioning our content operations to digital, mobile and video platforms that feature lower fixed costs and align with evolving consumer preferences for how and where they engage with our content. We are seeing some encouraging early results, particularly in video. In the meantime, our Merchandising business continues to generate attractive growth. Overall we believe we have made significant progress in executing our strategy and anticipate that we will begin to deliver the bottom-line benefits of this work in 2013.”

Third Quarter 2012 Summary

Total revenues were $43.5 million in the third quarter of 2012, compared to $52.2 million in the third quarter of 2011, due to lower revenues in the publishing and broadcasting segments, partially off-set by higher merchandising revenues.

Total operating loss for the third quarter of 2012 was $(50.7) million, which included a $(44.3) million non-cash impairment charge reflecting the write-down of goodwill related to the Company’s publishing segment. The write-down is the result of continued softness in the print publishing industry overall and, specifically, a decrease in the Company’s advertising revenues. Total operating loss in the third quarter of 2011 was $(9.3) million, which included a $(3.8) million restructuring charge related to changes in executive management and professional fees.

Adjusted EBITDA loss for the third quarter of 2012 was $(4.0) million, compared to $(2.3) million in the prior-year period.

Basic and diluted net loss per share was $(0.76) for the third quarter of 2012, compared to $(0.18) for the third quarter of 2011. Excluding the impairment charge and restructuring charges in the third quarter of 2012, and excluding restructuring charges in the third quarter of 2011, net loss per share was $(0.09) and $(0.11), respectively.

Third Quarter 2012 Results by Segment

Three Months Ended, September 30

(unaudited, in thousands)

	2012	2011
REVENUES
Publishing	$27,572	$33,242
Broadcasting	2,744	6,626
Merchandising	13,233	12,336

Total Revenues	$43,549	$52,204

OPERATING INCOME/(LOSS)
Publishing	$(51,264)	$(3,585)
Broadcasting	281	(1,320)
Merchandising	8,525	7,179
Corporate	(8,231)	(11,568)

Total Operating Loss	$(50,689)	$(9,294)

ADJUSTED EBITDA
Publishing	$(6,160)	$(2,768)
Broadcasting	379	(803)
Merchandising	8,614	7,388
Corporate	(6,814)	(6,160)

Total Adjusted EBITDA	$(3,981)	$(2,343)

Recent Business Highlights

•	The first season of Martha Stewart’s Cooking School debuted on PBS the first weekend in October. The program is being aired in more than 92% of households and in all top 50 markets.

•

In September, MSLO announced that it has expanded its content business with new video partners Hulu and Hulu Plus, The AOL On Network and Fullscreen, Inc. The new agreements reflect MSLO’s strategy to redefine its video business by providing content across multiple platforms, especially online.

•	According to comScore Unified data, total unique visitors across MSLO’s websites increased 42% in the quarter compared to the same period in the prior year.

•

On October 17th -18th, MSLO introduced American Made, a two-day, multimedia celebration of American artists, artisans and entrepreneurs at Grand Central Terminal — created in partnership with title sponsors Avery Dennison and The UPS Store, and official sponsors jcpenney and Toyota, in close collaboration with Etsy.

•	The Martha Stewart Home Office line with Avery launched in Staples stores in the UK and began rolling out in Officeworks stores in Australia in the quarter.

•	The Home Depot expanded their assortment of Martha Stewart Living holiday products, which rolled out in stores last month.

•

Last week, MSLO announced a new partnership with FremantleMedia Enterprises, a key player in the global content and brand space, to co-develop television and digital video programming featuring contemporary lifestyle personalities.

Publishing

Revenues in the third quarter of 2012 were $27.6 million, compared to $33.2 million in the prior year’s third quarter, due to lower print and digital advertising revenues.

Operating loss was $(51.3) million for the third quarter of 2012, which included a $(44.3) million non-cash impairment charge reflecting the write-down of goodwill, compared to operating loss of $(3.6) million in the prior year’s quarter.

Adjusted EBITDA loss was $(6.2) million in the third quarter of 2012, compared to $(2.8) million in the prior year’s quarter.

As announced on November 1, MSLO has taken a series of actions to restructure its media business placing more emphasis on digital, mobile and video platforms. The actions which reduce the number of published print titles also should result in a significantly lower cost structure, and a more sharply focused ad sales force. The Company’s actions are anticipated to result in a reduction of approximately $33 to $35 million in annual operating expenses.

Broadcasting

Revenues in the third quarter of 2012 were $2.7 million, compared to $6.6 million in the third quarter of 2011. The decline reflects the Company’s strategic migration of its Broadcasting business away from the higher costs associated with daily live television production, in favor of investment in short-form video for digital formats and targeted broadcast initiatives.

Operating income was $0.3 million for the third quarter of 2012, compared to an operating loss of $(1.3) million in the third quarter of 2011.

Despite lower revenue, adjusted EBITDA was $0.4 million for the third quarter of 2012, compared to an adjusted EBITDA loss of $(0.8) million in the prior year’s third quarter.

Merchandising

Revenues increased 7.2% to $13.2 million for the third quarter of 2012, as compared to $12.3 million in the prior year’s third quarter, primarily due to revenue from the Martha Stewart Home Office line with Avery and design fees from J.C. Penney.

Operating income was $8.5 million for the third quarter of 2012, up from $7.2 million in the third quarter of 2011.

Adjusted EBITDA was $8.6 million for the third quarter of 2012, up from $7.4 million in the prior year’s third quarter.

Corporate

Total Corporate expenses were $(8.2) million in the third quarter of 2012 compared to $(11.6) million in the prior year’s third quarter. Adjusted EBITDA loss was $(6.8) million in the third quarter of 2012 which included $0.6 million in legal and other professional fees compared to $(6.2) million in the prior year’s quarter.

The Company will host a conference call with analysts and investors on November 2, 2012 at 8:30am EDT that will be broadcast live over the Internet at www.marthastewart.com/ir, and an archived version will be available through November 16, 2012.

Use of Non-GAAP Financial Information

In addition to using net income to assess the organization’s overall financial health, Company management uses consolidated net income/(loss) before interest income or expense, taxes, depreciation and amortization, impairment, non-cash equity compensation expense, restructuring charges and other income/(expense) (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) non-cash impairment charges, which are impacted by macro-economic conditions and do not necessarily reflect operating performance, (v) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the various periods, (vi) restructuring charges, which include non-recurring charges such as employee severance and certain professional fees that do not necessarily reflect ongoing operating performance, and (vii) other income/(expense) which may include non-operational items.

Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with which we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include non-cash equity compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP

About Martha Stewart Living Omnimedia, Inc.

Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into the following business segments: Publishing, Broadcasting, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.

Forward-Looking Statements

We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, changes to our cost structure, potential opportunities, expected product line changes, future acceptability of our content and our businesses, the success of our strategic initiatives, anticipated growth, including particularly statements with respect to margins, the success of our alliance with J.C. Penney and benefits from aligning our sales and marketing team, and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “position,” “expects,” “intends,” “plans,” “thinks,” “believes,” “estimates,” “potential,” “seem,” “counting” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; the failure of national and/or local economies to improve or renewed deterioration of such economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a renewed softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns to which our offerings are unable to respond; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; the inability to add to our partnerships or capitalize on existing partnerships; legal actions taken against us; and changes in government regulations affecting the Company’s industries.

Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov/. The Company is under no obligation to update any forward-looking statements after the date of this release.

Martha Stewart Living Omnimedia, Inc.

Consolidated Statements of Operations

Three Months Ended September 30,

(unaudited, in thousands, except share and per share amounts)

	2012	2011
REVENUES
Publishing	$27,572	$33,242
Broadcasting	2,744	6,626
Merchandising	13,233	12,336

Total revenues	43,549	52,204

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	24,487	30,044
Selling and promotion	13,028	15,073
General and administrative	10,972	11,562
Depreciation and amortization	1,003	1,027
Restructuring charges	491	3,792
Goodwill impairment	44,257	—

Total operating costs and expenses	94,238	61,498

OPERATING LOSS	(50,689)	(9,294)
OTHER INCOME / (EXPENSE)
Interest income, net	221	61
Loss on equity securities	—	(190)

Total other income / (expense)	221	(129)

LOSS BEFORE INCOME TAXES	(50,468)	(9,423)
Income tax provision	(410)	(278)
NET LOSS	$(50,878)	$(9,701)

LOSS PER SHARE – BASIC AND DILUTED
Net loss	$(0.76)	$(0.18)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	67,271,211	54,989,823

Martha Stewart Living Omnimedia, Inc.

Consolidated Statements of Operations

Nine Months Ended September 30,

(unaudited, in thousands, except share and per share amounts)

	2012	2011
REVENUES
Publishing	$87,208	$102,059
Broadcasting	12,701	22,195
Merchandising	41,355	35,484

Total revenues	141,264	159,738

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	78,877	93,948
Selling and promotion	37,954	42,394
General and administrative	33,636	35,214
Depreciation and amortization	3,028	2,947
Restructuring charges	1,268	3,792
Goodwill impairment	44,257	—

Total operating costs and expenses	199,020	178,295

OPERATING LOSS	(57,756)	(18,557)
OTHER INCOME / (EXPENSE)
Interest income / (expense), net	693	(65)
Income on equity securities	—	15
Gain on sales of cost-based investments	1,165	—
Other-than-temporary loss on cost-based investment	(88)	—

Total other income / (expense)	1,770	(50)
LOSS BEFORE INCOME TAXES	(55,986)	(18,607)
Income tax provision	(1,209)	(1,109)
NET LOSS	$(57,195)	$(19,716)

LOSS PER SHARE – BASIC AND DILUTED
Net Loss	$(0.85)	$(0.36)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	67,198,281	54,824,752

Martha Stewart Living Omnimedia, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	September 30, 2012 (unaudited)	December 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$17,414	$38,453
Short-term investments	34,211	11,051
Accounts receivable, net	30,244	48,237
Paper inventory	4,035	7,225
Deferred television production costs	934	—
Other current assets	5,495	4,858

Total current assets	92,333	109,824

PROPERTY, PLANT AND EQUIPMENT, net	11,498	13,396
GOODWILL, net	850	45,107
OTHER INTANGIBLE ASSETS, net	45,206	45,215
OTHER NONCURRENT ASSETS, net	2,309	2,578

Total assets	$152,196	$216,120

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$18,430	$23,728
Accrued payroll and related costs	4,715	7,008
Current portion of deferred subscription revenue	12,614	16,018
Current portion of other deferred revenue	7,652	5,147

Total current liabilities	43,411	51,901

DEFERRED SUBSCRIPTION REVENUE	3,776	3,975
OTHER DEFERRED REVENUE	403	2,333
DEFERRED INCOME TAX LIABILITY	6,806	5,874
OTHER NONCURRENT LIABILITIES	4,164	4,090

Total liabilities	58,560	68,173

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Series A Preferred Stock, 1 share issued and outstanding in 2012 and 2011	—	—
Class A Common Stock, $0.01 par value, 350,000,000 shares authorized: 41,136,646 and 40,893,964 shares issued and outstanding in 2012 and 2011, respectively	411	409
Class B Common Stock, $0.01 par value, 150,000,000 shares authorized: 25,984,625 shares issued and outstanding in 2012 and 2011	260	260
Capital in excess of par value	339,765	336,661
Accumulated deficit	(245,639)	(188,442)
Accumulated other comprehensive loss	(386)	(166)

	94,411	148,722

Less: Class A treasury stock – 59,400 shares at cost	(775)	(775)

Total shareholders’ equity	93,636	147,947

Total liabilities and shareholders’ equity	$152,196	$216,120

Martha Stewart Living Omnimedia, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

Three Months Ended September 30,

(unaudited, in thousands)

The following table presents segment and consolidated financial information, including a reconciliation of net loss, a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile net loss to adjusted EBITDA, non-cash equity compensation, depreciation and amortization, restructuring charges, non-cash impairment charges, other income/(expense) and income taxes are added back.

	2012	2011
NET LOSS	$(50,878)	$(9,701)
Income tax provision	(410)	(278)
LOSS BEFORE INCOME TAXES	(50,468)	(9,423)
OTHER INCOME / (EXPENSE)
Interest income, net	221	61
Loss on equity securities	—	(190)

Total other income / (expense)	221	(129)
OPERATING (LOSS) / INCOME
Publishing	(51,264)	(3,585)
Broadcasting	281	(1,320)
Merchandising	8,525	7,179
Corporate	(8,231)	(11,568)

Total Operating Loss	(50,689)	(9,294)

RESTRUCTURING CHARGES
Publishing	491	350
Broadcasting	—	354
Corporate	—	3,088

Total Restructuring Charges	491	3,792

GOODWILL IMPAIRMENT	44,257	—

DEPRECIATION AND AMORTIZATION
Publishing	187	194
Broadcasting	87	128
Merchandising	14	8
Corporate	715	697

Total Depreciation and Amortization	1,003	1,027

NON-CASH EQUITY COMPENSATION
Publishing	169	273
Broadcasting	11	35
Merchandising	75	201
Corporate	702	1,623

Total Non-Cash Equity Compensation	957	2,132

ADJUSTED EBITDA
Publishing	(6,160)	(2,768)

Broadcasting	379	(803)

Merchandising	8,614	7,388
Corporate	(6,814)	(6,160)

Adjusted EBITDA	$(3,981)	$(2,343)

Martha Stewart Living Omnimedia, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

Nine Months Ended September 30,

(unaudited, in thousands)

The following table presents segment and consolidated financial information, including a reconciliation of net loss, a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile net loss to adjusted EBITDA, non-cash equity compensation, depreciation and amortization, restructuring charges, non-cash impairment charges, other income/(expense) and income taxes are added back.

	2012	2011
NET LOSS	$(57,195)	$(19,716)

Income tax provision	(1,209)	(1,109)
LOSS BEFORE INCOME TAXES	(55,986)	(18,607)
OTHER INCOME / (EXPENSE)
Interest income / (expense), net	693	(65)
Income on equity securities	—	15
Gain on sales of cost-based investments	1,165	—
Other-than-temporary loss on cost-based investment	(88)	—

Total other income / (expense)	1,770	(50)
OPERATING (LOSS) / INCOME
Publishing	(59,686)	(7,349)
Broadcasting	(599)	(3,616)
Merchandising	28,147	21,196
Corporate	(25,618)	(28,788)

Total Operating Loss	(57,756)	(18,557)

RESTRUCTURING CHARGES
Publishing	584	350
Broadcasting	529	354
Merchandising	81	—
Corporate	74	3,088

Total Restructuring Charges	1,268	3,792

GOODWILL IMPAIRMENT	44,257	—

DEPRECIATION AND AMORTIZATION
Publishing	552	543
Broadcasting	305	359
Merchandising	37	24
Corporate	2,134	2,021

Total Depreciation and Amortization	3,028	2,947

NON-CASH EQUITY COMPENSATION
Publishing	484	600
Broadcasting	42	61
Merchandising	378	211
Corporate	2,197	3,674

Total Non-Cash Equity Compensation	3,101	4,546

ADJUSTED EBITDA
Publishing	(13,809)	(5,856)
Broadcasting	277	(2,842)
Merchandising	28,643	21,431
Corporate	(21,213)	(20,005)

Adjusted EBITDA	$(6,102)	$(7,272)

Martha Stewart Living Omnimedia, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

Three Months Ended September 30,

(unaudited, in thousands, except share and per share amounts)

The following table presents a reconciliation of consolidated net loss, a GAAP measure, to consolidated net loss excluding restructuring and goodwill impairment charges, a non-GAAP measure. In order to reconcile net loss to net loss excluding restructuring and goodwill impairment charges, restructuring and goodwill impairment charges are added back to net loss.

	2012	2011
NET LOSS	$(50,878)	$(9,701)

RESTRUCTURING CHARGES	491	3,792

GOODWILL IMPAIRMENT	44,257	—

NET LOSS EXCLUDING RESTRUCTURING AND GOODWILL IMPAIRMENT CHARGES	$(6,130)	$(5,909)

LOSS PER SHARE – BASIC AND DILUTED NET LOSS	$(0.76)	$(0.18)

RESTRUCTURING CHARGES, PER SHARE	0.01	0.07
GOODWILL IMPAIRMENT, PER SHARE	0.66	—

NET LOSS EXCLUDING RESTRUCTURING AND GOODWILL IMPAIRMENT CHARGES	$(0.09)	$(0.11)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING BASIC AND DILUTED	67,271,211	54,989,823

CONTACT: Katherine Nash, Martha Stewart Living Omnimedia, Inc. Corporate Communications, +1-212-827-8722, knash@marthastewart.com